UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2008

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 6, 2008, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended June 30, 2008.

ITEM 7.01     REGULATION FD DISCLOSURE

On August 6, 2008, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended June 30, 2008.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated August 6, 2008, of Salem Communications Corporation regarding its results of operations for the quarter ended June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: August 6, 2008	By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 6, 2008, of Salem Communications Corporation regarding its results of operations for the quarter ended June 30, 2008.

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES SECOND QUARTER 2008 TOTAL REVENUE OF $57.5 MILLION

CAMARILLO, CA August 6, 2008 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced results for the three and six months ended June 30, 2008.

Second Quarter 2008 Results

For the quarter ended June 30, 2008 compared to the quarter ended June 30, 2007:

•

Total revenue decreased 2.2% to $57.5 million from $58.8 million;

•

Operating expenses decreased 1.6% to $47.2 million from $47.9 million;

•

Operating income decreased 5.0% to $10.3 million from $10.9 million;

•

Net income increased 20.5% to $3.5 million, or $0.15 net income per diluted share, from $2.9 million, or $0.12 net income per diluted share;

•

EBITDA increased 0.4% to $14.8 million from $14.7 million;

•

Adjusted EBITDA decreased 9.0% to $14.7 million from $16.2 million;

Broadcast

•

Net broadcast revenue decreased 5.1% to $49.9 million from $52.6 million;

•

Station operating income (“SOI”) decreased 9.0% to $18.0 million from $19.8 million;

•

Same station net broadcast revenue decreased 5.5% to $48.4 million from $51.2 million;

•

Same station SOI decreased 8.3% to $17.8 million from $19.5 million;

•

Same station SOI margin decreased to 36.8% from 38.0%;

Non-broadcast

•

Non-broadcast revenue increased 21.9% to $7.5 million from $6.2 million; and

•

Non-broadcast operating income decreased 18.0% to $0.7 million from $0.8 million.

Included in the results for the quarter ended June 30, 2008 are:

•

A $0.6 million income ($0.03 gain per diluted share), net of tax, from discontinued operations primarily consisting of:

o

A $0.8 million gain, net of tax, from the sale of WFZH-FM in Milwaukee, Wisconsin; and

o

The operating results of radio station WRFD-AM in Columbus, Ohio and CCM Magazine;

•

A $0.6 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting primarily of:

o

$0.4 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended June 30, 2007 are:

•

A $0.6 million loss ($0.4 million loss, net of tax, or $0.02 per share) on the disposal of assets; and

•

A $0.9 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting primarily of:

o

$0.6 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of our Columbus, Ohio and Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $1.0 million and generated a profit of $0.2 million for the quarter ended June 30, 2007 and net broadcast revenue of approximately $0.5 million and generated a profit of $0.1 million for the quarter ended June 30, 2008.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations for all periods presented. The magazine had non-broadcast revenue of $0.2 million and generated a loss of $0.1 million for the quarter ended June 30, 2007 and net broadcast revenue of approximately $0.1 million and generated no profit for the quarter ended June 30, 2008.

Other comprehensive income of $2.0 million, net of tax, for the quarter ended June 30, 2008 and $1.1 million, net of tax, for the quarter ended June 30, 2007 is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 23,668,788 diluted weighted average shares for the quarter ended June 30, 2008, and 23,855,967 diluted weighted average shares for the comparable 2007 period.

Year to Date 2008 Results

For the six month period ended June 30, 2008 compared to the six month period ended June 30, 2007:

•

Total revenue decreased 1.8% to $111.5 million from $113.6 million;

•

Operating expenses decreased 2.9% to $88.4 million from $91.0 million;

•

Operating income increased 2.4% to $23.2 million from $22.6 million;

•

Net income increased 45.1% to $8.5 million, or $0.36 net income per diluted share, from $5.9 million or $0.25 net income per diluted share;

•

EBITDA increased 8.4% to $32.9 million from $30.4 million;

•

Adjusted EBITDA decreased 10.5% to $26.2 million from $29.3 million;

Broadcast

•

Net broadcast revenue decreased 4.2% to $97.9 million from $102.1 million;

•

SOI decreased 9.2% to $34.2 million from $37.6 million;

•

Same station net broadcast revenue decreased 4.8% to $94.5 million from $99.3 million;

•

Same station SOI decreased 8.2% to $33.9 million from $37.0 million;

•

Same station SOI margin decreased to 35.9% from 37.2%;

Non-broadcast

•

Non-broadcast revenue increased 19.1% to $13.7 million from $11.5 million; and

•

Non-broadcast operating income decreased 50.8% to $0.6 million from $1.2 million

Included in the results for the six month period ended June 30, 2008 are:

•

A $6.0 million gain primarily from the disposal of the assets of KTEK-AM in Houston, Texas ($3.4 million gain, net of tax, or $0.14 per diluted share);

•

A $2.1 million income ($0.09 gain per diluted share), net of tax, from discontinued operations consisting primarily of:

o

A $1.3 million gain, net of tax, from the sale of WRRD-AM in Milwaukee, Wisconsin;

o

A $0.8 million gain, net of tax, from the sale of WFZH-FM in Milwaukee, Wisconsin; and

o

The operating results of radio station WRFD-AM in Columbus, Ohio and the operating results of CCM Magazine;

•

A $1.3 million non-cash compensation charge ($0.7 million, net of tax, or $0.03 per share) related to the expensing of stock options consisting of:

o

$1.0 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the six month period ended June 30, 2007 are:

•

A $3.4 million pre-tax gain  from the sale of selected assets of WKNR-AM in Cleveland, Ohio, partially offset by the pre-tax loss of $0.5 million recognized on the sale of radio station WVRY-FM, Nashville, Tennessee and various fixed asset disposals; and

•

A $1.6 million non-cash compensation charge ($0.9 million, net of tax, or $0.04 per share) related to the expensing of stock options consisting of:

o

$1.1 million non-cash compensation included in corporate expenses;

o

$0.4 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

These results reflect the reclassification of the operations of our Columbus, Ohio and Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $1.9 million and generated a profit of $0.3 million for the six months ended June 30, 2007 and net broadcast revenue of approximately $1.3 million and generated a profit of $0.1 million for the six months ended June 30, 2008.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations for all periods presented. The magazine had non-broadcast revenue of $0.6 million and generated no profit for the six months ended June 30, 2007 and non-broadcast revenue of approximately $0.4 million and generated a profit of $0.1 million for the six months ended June 30, 2008.

Other comprehensive loss $0.2 million, net of tax, for the six months ended June 30, 2008 and other comprehensive income of $0.8 million, net of tax, for the six months ended June 30, 2007 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,668,788 diluted weighted average shares for the six months ended June 30, 2008 and 23,854,518 diluted weighted average shares for the comparable 2007 period.

Balance Sheet

As of June 30, 2008, the company had net debt of $343.6 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 5.99 versus a compliance covenant of 6.75 and its bond leverage ratio was 6.03 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2008:

•

Three transmitter sites were acquired from principal shareholders on April 8, 2008 for approximately $5.0 million;

•

WMCU (1080 AM) in Miami, Florida was acquired for approximately $12.3 million on April 11, 2008 (Salem began operating the station under a local marketing agreement on October 18, 2007);

•

WFZH (105.3 FM) in Milwaukee, Wisconsin, was sold for $8.1 million on May 30, 2008 which resulted in a pre-tax gain of $1.4 million;

•

Intercristo.com was purchased for $1.2 million on June 6, 2008; and

•

WAMD (970 AM) in Baltimore, Maryland was acquired for approximately $2.7 million on July 18, 2008.

The following transactions are currently pending:

•

KKSN (910 AM) in Portland, Oregon will be acquired for approximately $4.5 million (Salem began operating this station under a local marketing agreement on February 1, 2007 with the call letters KTRO);

•

KKMO (1360 AM) in Seattle, Washington will be sold for approximately $3.7 million; and

•

WRFD (880 AM) in Columbus, Ohio will be sold for approximately $4.0 million.

Third Quarter 2008 Outlook

For the third quarter of 2008, Salem is projecting total revenue to decrease in the low-single digit range over third quarter 2007 total revenue of $56.9 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets to be flat as compared to the third quarter of 2007 operating expenses of $46.6 million.

Conference Call Information

Salem will host a teleconference to discuss its results today, on August 6, 2008 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (973) 582-2717 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through August 20, 2008 and can be heard by dialing (706) 645-9291, pass code 56241726 or on the investor relations portion of the company’s website, located at www.salem.cc.

In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 94 radio stations, including 58 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Company Contact:

Tomasita Aranda

Salem Communications

(805) 987-0400 ext. 1067

tomasitaa@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
	(unaudited)
Net broadcast revenue	$ 52,594	$ 49,938	$ 102,137	$ 97,855
Non-broadcast revenue	6,174	7,524	11,462	13,654
Total revenue	58,768	57,462	113,599	111,509
Operating expenses:
Broadcast operating expenses	32,788	31,906	64,498	63,692
Non-broadcast operating expenses	5,351	6,849	10,309	13,087
Corporate expenses	5,496	4,482	11,310	9,759
Depreciation and amortization	3,652	3,903	7,505	7,818
(Gain) loss on disposal of assets	631	10	(2,638)	(6,004)
Total operating expenses	47,918	47,150	90,984	88,352
Operating income	10,850	10,312	22,615	23,157
Other income (expense):
Interest income	48	113	108	134
Interest expense	(6,308)	(5,488)	(12,762)	(11,562)
Other income (expense), net	182	(49)	147	(100)
Income from continuing operations before income taxes	4,772	4,888	10,108	11,629
Provision for income taxes	1,896	1,996	4,337	5,135
Income from continuing operations	2,876	2,892	5,771	6,494
Income from discontinued operations, net of tax	48	632	118	2,053
Net income	$ 2,924	$ 3,524	$ 5,889	$ 8,547
Other comprehensive income (loss), net of tax	1,112	1,961	824	(183)
Comprehensive income	$ 4,036	$ 5,485	$ 6,713	$ 8,364

Basic income per share before discontinued operations	$ 0.12	$ 0.12	$ 0.24	$ 0.27
Income from discontinued operations, net of tax	$ -	$ 0.03	$ -	$ 0.09
Basic income per share after discontinued operations	$ 0.12	$ 0.15	$ 0.25	$ 0.36

Diluted income per share before discontinued operations	$ 0.12	$ 0.12	$ 0.24	$ 0.27
Income from discontinued operations, net of tax	$ -	$ 0.03	$ -	$ 0.09
Diluted income per share after discontinued operations	$ 0.12	$ 0.15	$ 0.25	$ 0.36

Basic weighted average shares outstanding	23,850,020	23,668,788	23,849,312	23,668,788
Diluted weighted average shares outstanding	23,855,967	23,668,788	23,854,518	23,668,788

Other Data:
Station operating income	$ 19,806	$ 18,032	$ 37,639	$ 34,163
Station operating margin	37.7%	36.1%	36.9%	34.9%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2007	2008
		(unaudited)
Assets
Cash	$ 447	$ 278
Trade accounts receivable, net	30,030	30,321
Deferred income taxes	5,567	5,479
Other current assets	3,256	4,808
Assets of discontinued operations	8,829	198
Property, plant and equipment, net	130,857	137,541
Intangible assets, net	492,156	500,076
Bond issue costs	444	370
Bank loan fees	1,994	1,488
Other assets	6,218	7,234
Total assets	$ 679,798	$ 687,793

Liabilities and Stockholders' Equity
Current liabilities	$ 26,290	$ 33,399
Long-term debt and capital lease obligations	350,106	335,005
Deferred income taxes	61,381	67,462
Other liabilities	8,843	9,071
Stockholders' equity	233,178	242,856
Total liabilities and stockholders' equity	$ 679,798	$ 687,793

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
	(unaudited)
Capital expenditures
Acquisition related / income producing	$ 2,047	$ 1,427	$ 3,771	$ 2,801
Maintenance	2,287	1,056	4,962	2,613

Total capital expenditures	$ 4,334	$ 2,483	$ 8,733	$ 5,414

Tax information
Cash tax expense	$ 47	$ 371	$ 215	$ 309
Deferred tax expense	1,849	1,625	4,122	4,826

Provision for income taxes	$ 1,896	$ 1,996	$ 4,337	$ 5,135

Tax benefit of non-book amortization	$ 3,936	$ 3,714	$ 8,112	$ 7,841

Reconciliation of Same Station Net Broadcast Revenue to
Total Net Broadcast Revenue
Net broadcast revenue - same station	$ 51,242	$ 48,449	$ 99,275	$ 94,543
Net broadcast revenue - acquisitions	71	426	121	936
Net broadcast revenue - dispositions	244	93	540	346
Net broadcast revenue - format changes	1,037	970	2,201	2,030

Total net broadcast revenue	$ 52,594	$ 49,938	$ 102,137	$ 97,855

Reconciliation of Same Station Broadcast Operating Expenses to
Total Broadcast Operating Expenses
Broadcast operating expenses - same station	$ 31,773	$ 30,605	$ 62,325	$ 60,634
Broadcast operating expenses - acquisitions	76	322	176	774
Broadcast operating expenses - dispositions	119	113	346	239
Broadcast operating expenses - format changes	820	866	1,651	2,045

Total broadcast operating expenses	$ 32,788	$ 31,906	$ 64,498	$ 63,692

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 19,469	$ 17,844	$ 36,950	$ 33,909
Station operating income - acquisitions	(5)	104	(55)	162
Station operating income - dispositions	125	(20)	194	107
Station operating income - format changes	217	104	550	(15)

Total station operating income	$ 19,806	$ 18,032	$ 37,639	$ 34,163

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$ 19,806	$ 18,032	$ 37,639	$ 34,163
Non-broadcast operating income	823	675	1,153	567
Less:
Corporate expenses	(5,496)	(4,482)	(11,310)	(9,759)
Depreciation and amortization	(3,652)	(3,903)	(7,505)	(7,818)
Gain (loss) on disposal of assets	(631)	(10)	2,638	6,004
Operating income	$ 10,850	$ 10,312	$ 22,615	$ 23,157

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 16,195	$ 14,745	$ 29,263	$ 26,186
Less:
Stock-based compensation	(880)	(569)	(1,634)	(1,315)
Discontinued operations, net of tax	48	632	118	2,053
Gain (loss) on disposal of assets	(631)	(10)	2,638	6,004
EBITDA	14,732	14,798	30,385	32,928
Plus:
Interest income	48	113	108	134
Less:
Depreciation and amortization	(3,652)	(3,903)	(7,505)	(7,818)
Interest expense	(6,308)	(5,488)	(12,762)	(11,562)
Provision for income taxes	(1,896)	(1,996)	(4,337)	(5,135)
Net income	$ 2,924	$ 3,524	$ 5,889	$ 8,547

		Applicable
	Outstanding	Interest
	at 6/30/2008	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 100,000	7.75%
Senior bank term loan B debt (1)	71,990	4.50%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.28%
Senior bank term C debt (at variable rates) (1)	71,678	4.44%
Senior bank revolving debt (1)	7,000	4.25%
Swingline credit facility (3)	891	4.75%

(1) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

(2) Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of June 30, 2008, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.

(3) Subject to prime interest rate less 0.25%.